Exhibit 99.1

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. PROVIDES UPDATE ON LIQUIDATION ACTIVITIES

New York, NY, October 16, 2026 – Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE: ARI) today provided an update on its ongoing liquidation activities, including updates regarding the anticipated timing of delisting from the New York Stock Exchange (the “NYSE”) and the establishment of a liquidating trust for purposes of completing the wind-down process and dissolution of the Company in accordance with the Plan of Complete Liquidation and Dissolution (the “Plan”).

The Company has provided notice to the NYSE of its intention to voluntarily delist its shares of common stock (the “Shares”) from the NYSE. The Company expects to file a Form 25, or Notification of Removal from Listing, with the Securities and Exchange Commission (“SEC”) and the NYSE relating to the delisting of the Shares on or about October 27, 2026. The Company also expects that the last day of trading on the NYSE will be November 6, 2026. After delisting from the NYSE, the Company will transfer all of its remaining assets and liabilities to a statutory trust formed under the laws of the State of Maryland (the “Liquidating Trust”), deregister with the SEC, which the Company expects to occur on November 9, 2026, and terminate its existence by voluntary dissolution. The purpose of the Liquidating Trust is to wind up the Company’s affairs and liquidate the Company’s remaining assets, to preserve the value of such assets in connection with their orderly liquidation and, after satisfying or providing for the Company’s remaining liabilities, to distribute such assets or the proceeds thereof to the holders of the beneficial interests of the Liquidating Trust (the “Beneficial Interests”). After the transfer of the Company’s assets and liabilities to the Liquidating Trust, the Company intends to distribute the Beneficial Interests to the stockholders of the Company on a one-for-one basis.

Following the transfer of the Company’s assets and liabilities to the Liquidating Trust, subject to certain limited exceptions including transfer by will, intestate succession or operation of law, the Beneficial Interests will not be transferable, nor will holders of Beneficial Interests have authority or power to sell or in any other manner dispose of their Beneficial Interests. The Beneficial Interests will not trade on the NYSE or any other exchange. The rights of holders of Beneficial Interests in the Liquidating Trust will not be represented by any form of certificate or other instrument.

Based on guidance previously provided by the SEC in similar circumstances, assuming the Company terminates its existence as described above, the Company anticipates that the Liquidating Trust will be required to file only annual reports on Form 10-K (using the SEC file number of the Company) containing unaudited financial statements, as well as current reports on Form 8-K (also filed using the SEC file number of the Company).

The Company expects ACREFI Management, LLC, or one of its affiliates, to be retained as manager of the Liquidating Trust to oversee the day-to-day operations of the Liquidating Trust. The actual amount and timing of payment of any additional liquidating distribution(s) would be made by the board of trustees of the Liquidating Trust in its sole discretion.

Material U.S. Federal Income Tax Consequences

Information regarding the expected U.S. federal income tax consequences of any additional liquidating distributions, as well as the Plan, are summarized in the Company’s definitive proxy statement, filed with the SEC on August 24, 2026, for the special meeting of shareholders held on September 29, 2026, which is available free of charge through the website maintained by the SEC at http://www.sec.gov. However, the tax treatment described may vary depending on each shareholder’s particular situation.

About Apollo Commercial Real Estate Finance, Inc.

On September 29, 2026, the Company’s stockholders approved the liquidation and dissolution of the Company in accordance with the Plan. Prior to stockholder approval of the Plan, the Company operated as a real estate investment trust that primarily originated, acquired, invested in and managed performing commercial first mortgage loans, subordinate financings and other commercial real estate-related debt investments. The Company plans to sell all assets in an orderly fashion and return net proceeds from asset sales and cash on hand to stockholders, subject to payment of the Company’s liabilities and obligations and the creation of associated reserves. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, Inc., a high-growth, global alternative asset manager with approximately $1.05 trillion of assets under management as of June 30, 2026.

Additional information can be found on the Company’s website at www.apollocref.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. These statements are subject to certain risks, uncertainties and assumptions, including: risks associated with the actual amount or timing of the Company’s sales of assets and liquidating distributions; unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the Plan; and the Company’s ability to realize the results of its Plan. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.